Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-150466 and 333-159914 on Form S-8 of our reports dated March 2, 2010, relating to the consolidated financial statements of SoundBite Communications, Inc. and the effectiveness of SoundBite Communications, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of SoundBite Communications, Inc. for the year ended December 31, 2009.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 2, 2010